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                                   EXHIBIT 21


                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

       The subsidiary companies of The Goodyear Tire & Rubber Company at March 15, 1999, and the places of incorporation or organization thereof, are:

                                                                                     PLACE OF
                                                                                  INCORPORATION
          NAME OF SUBSIDIARY                                                     OR ORGANIZATION
         ---------------------                                                  ------------------
UNITED STATES
Belt Concepts of America, Inc.                                                        Delaware
Brad Ragan, Inc.                                                                      North Carolina
Celeron Corporation                                                                   Delaware
Cosmoflex, Inc.                                                                       Delaware
Divested Atomic Corporation                                                           Delaware
Divested Companies Holding Company                                                    Delaware
Divested Litchfield Park Properties, Inc.                                             Arizona
The Kelly-Springfield Tire Corporation                                                Delaware
Goodyear International Corporation                                                    Delaware
The Goodyear Rubber Plantations Company                                               Ohio
Goodyear Western Hemisphere Corporation                                               Delaware
Murphy's Inc., Sales and Service                                                      California
Retreading L Company                                                                  Delaware
Wheel Assemblies Inc.                                                                 Delaware
Wingfoot Corporation                                                                  Delaware
Wingfoot Ventures Eight Inc.                                                          Delaware
Wingfoot Ventures Nine Inc.                                                           Delaware
Wingfoot Ventures Thirteen Inc.                                                       Delaware

INTERNATIONAL
Air Treads Canada Inc.                                                                Canada
Compania Anonima Goodyear de Venezuela                                                Venezuela
Compania Goodyear del Peru, S.A.                                                      Peru
Compania Hulera Goodyear--Oxo, S.A. de C.V.                                           Mexico
Contred (Proprietary) Limited                                                         South Africa
Corporacion Industriales Mercurio, S.A. de C.V.                                       Mexico
Dakia Partners AB                                                                     Sweden
Deutsche Goodyear GmbH                                                                Germany
Deutsche Goodyear Holdings GmbH                                                       Germany
Engineered Products Asset Holding Company                                             Slovenia
Goodyear Australia Limited                                                            Australia
Goodyear Canada Inc.                                                                  Canada
Goodyear Chemicals Europe S.A.                                                        France
Goodyear Czech Republic                                                               Czech Republic
Goodyear Dalian Ltd.                                                                  People's Republic of China
Goodyear de Chile S.A.I.C.                                                            Chile
Goodyear de Colombia S.A.                                                             Colombia
Goodyear do Brasil Produtos de Borracha Ltda                                          Brazil
Goodyear Broker's Limited                                                             Bermuda
Goodyear Engineered Products Europe Holding                                           Slovenia
Goodyear Espanola S.A.                                                                Spain
Goodyear Export, S.A.                                                                 Bermuda
Goodyear Export Sales Corporation                                                     Barbados
Goodyear France (Pneumatiques) S.A.                                                   France
Goodyear Finance Holding S.A.                                                         Luxembourg
Goodyear Gesellschaft M.B.H.                                                          Austria
Goodyear Great Britain Limited                                                        England



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
                                                                                     PLACE OF
                                                                                  INCORPORATION
          NAME OF SUBSIDIARY                                                     OR ORGANIZATION
         ---------------------                                                  ------------------

Goodyear Hellas S.A.I.C.                                                        Greece
Goodyear Holding Co.                                                            Venezuela
Goodyear Hungary                                                                Hungary
Goodyear India Limited                                                          India
Goodyear Italiana S.p.A.                                                        Italy
Goodyear Jamaica Limited                                                        Jamaica
Goodyear Korea Company                                                          Korea
Goodyear Lastikleri Turk Anonim Sirketi                                         Turkey
Goodyear Malaysia Berhad                                                        Malaysia
Goodyear Maroc S.A.                                                             Morocco
Goodyear (Nederland) B.V.                                                       Netherlands
Goodyear Neumaicos Uruguay                                                      Uruguay
Goodyear New Zealand, Ltd.                                                      New Zealand
The Goodyear Orient Company Pte Limited                                         Singapore
Goodyear Portuguesa, Limited                                                    Portugal
Goodyear Philippines Inc.                                                       Philippines
Goodyear Qingdao Engineered Elastomers Company Ltd.                             People's Republic of China
Goodyear S.A.                                                                   France
Goodyear S.A.                                                                   Luxembourg
Goodyear Singapore Pte Limited                                                  Singapore
Goodyear South Africa (Proprietary) Limited                                     South Africa
Goodyear (Suisse), S.A.                                                         Switzerland
Goodyear Taiwan Limited                                                         Republic of China
Goodyear (Thailand) Limited                                                     Thailand
Goodyear Tyres Pty Ltd                                                          Australia
Goodyear Zimbabwe (Private) Limited                                             Zimbabwe
Gran Industria de Neumaticos Centroamericana, S.A.                              Guatemala
Granford Manufacturing, Inc.                                                    Canada
Gummiwerke Fulda GmbH                                                           Germany
High Tech Industrial Limitada                                                   Brazil
Neumaticos Goodyear S.A.                                                        Argentina
Nippon Goodyear Kabushiki Kaisha                                                Japan
Nippon Giant Tire Co., Ltd.                                                     Japan
Philippine Rubber Project Company, Inc.                                         Philippines
P.T. Goodyear Indonesia                                                         Indonesia
P.T. Goodyear Sumatra Plantations                                               Indonesia
Sava Tires, d.o.                                                                Slovenia
Sava Tires Joint Venture Holding, d.o.o.                                        Slovenia
Sava Tyre Company                                                               Slovenia
S.A. Goodyear N.V.                                                              Belgium
South Asia Tyres Ltd                                                            India
Svenska Goodyear Aktiebolag                                                     Sweden
TC Debica S.A.                                                                  Poland
Tredcor (Proprietary) Limited                                                   South Africa
Wingfoot Insurance Company Limited                                              Bermuda

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(1)      Each of the 90 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the 90 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Compania Goodyear del Peru


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         S.A., 78%; Dackia Partners AB, 51%; Goodyear Dalian Ltd., 75%; Goodyear
         India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 59%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Limited, 66.8%;
         Gran Industria de Neumaticos Centroamericana, S.A., 76%; P.T. Goodyear Indonesia, 85%; Goodyear Philippines Inc., 85.5%; TC Debica S.A., 59.87%; Goodyear Engineered Products Europe Holding, 75%; Engineered Products Asset Holding Company, 75%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Sava Tires, d.o., 60%; Sava
         Tires Joint Venture Holding d.o.o., 60%.

(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 83 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.



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